Exhibit 99.1
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 22, 2008
CARE INVESTMENT TRUST NAMES
STEVEN N. WARDEN TO BOARD OF DIRECTORS
NEW YORK — October 22, 2008 — Care Investment Trust Inc. (NYSE: CRE) (“Care”) today announced it named Steven N. Warden, President and Co-Head of CIT Healthcare to Care’s Board of Directors. Mr. Warden’s appointment, effective immediately, fills the vacancy on the Board.
Mr. Warden joined CIT Group in 2005 as a co-founder of CIT Healthcare. Prior to joining CIT, Mr. Warden served a number of positions with GE Healthcare Financial Services and Deutsche Bank Securities in New York.
Kirk Gorman, Chairman of the Board of Directors, commented, “Steve brings a sharp strategic perspective and nearly three decades of experience in health care finance to Care’s board. We welcome his guidance and participation in the further development of Care.”
About Care Investment Trust
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate and commercial mortgage debt. It is externally managed and advised by CIT Healthcare LLC, a wholly-owned subsidiary of CIT Group Inc.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust’s Annual Report on Form 10-K for the year ended December 31, 2007. Care Investment Trust is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the company, please visit the company’s website at
www.carereit.com
Care Investment Trust Inc.
Add 1

FOR FURTHER INFORMATION:
AT CARE INVESTMENT TRUST:	AT FINANCIAL RELATIONS BOARD:
Frank Plenskofski	Leslie Loyet
Chief Financial Officer	Analysts/Investors
(212) 771-9318	(312) 640-6672
frank.plenskofski@carereit.com	lloyet@frbir.com
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